                                                                  EXHIBIT (A)(5)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                              C-ATS SOFTWARE INC.
                                       AT
                              $7.50 NET PER SHARE
                                       BY

                            MOXIE ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                                  KIRSTY, INC.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                                   MISYS PLC

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON TUESDAY, JANUARY 19, 1999, UNLESS THE OFFER IS EXTENDED.

                                                               December 18, 1998

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated December 18, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Moxie Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Kirsty, Inc., a Delaware corporation ("USA Sub") and an indirect wholly-owned subsidiary of Misys plc, a public limited company organized under the laws of England ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of C-ATS Software Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer.

     Also enclosed is the Letter to Stockholders of the Company from the Chairman of the Board of the Company accompanied by the Company's
Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $7.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2.  The Offer is being made for all outstanding Shares.

          3. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER AND THE MERGER (AS DEFINED BELOW) AND DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF THE COMPANY AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of December 14, 1998 (the "Merger Agreement"), among Parent, USA Sub, the Purchaser and the Company pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held by stockholders who perfect their appraisal rights under Delaware law, Shares owned by the Company as treasury stock and Shares owned by Parent or any direct or indirect wholly-owned subsidiary of Parent or of the Company will be converted into the right to receive $7.50 in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Tuesday, January 19, 1999 (the "Expiration Date"), unless the Offer is extended by the Purchaser, in which event the term "Expiration Date" shall mean the latest time at which the Offer, as so extended by the Purchaser, will expire.

          6. The Offer is conditioned upon, among other things, (a) there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares which, when combined with any shares already owned by Parent or its affiliates, and shares subject to the Stockholders Agreements (as defined in the Offer), would represent more than 50% of the outstanding Shares on a fully diluted basis, and (b) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

          7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by BankBoston, N.A. (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser, USA Sub or Parent becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser reserves the right to amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to holders of Shares prior to the expiration of the Offer. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Greenhill & Co., LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                              C-ATS SOFTWARE INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Moxie Acquisition Corp. dated December 18, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of Common Stock, par value $0.001 per share (the "Shares"), of C-ATS Software Inc.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

     Number of Shares to Be Tendered:
     ----------------------------------------- Shares*

                                   SIGN HERE

Account Number:
------------------------------------------- Signature:
-------------------------------------------

Dated:
-------------------------------------------------------

--------------------------------------------------------------------------------
                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

--------------------------------------------------------------------------------
                         DAYTIME AREA CODE AND TEL. NO.

--------------------------------------------------------------------------------
               TAXPAYER IDENTIFICATION NO. OR SOCIAL SECURITY NO.

* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.